EXHIBIT 1

                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the
Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of common shares, par value $0.001 per share, of Tennenbaum Opportunities Fund V, LLC is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  October 13, 2006




                                      GENERAL MOTORS INVESTMENT MANAGEMENT
                                      CORPORATION



                                      By: /s/  Duen-Li Kao
                                          --------------------------------------
                                          Duen-Li Kao, Senior Managing Director,
                                          Global Public Markets





                                      GENERAL MOTORS TRUST COMPANY, AS TRUSTEE
                                      FOR GMAM INVESTMENT FUNDS TRUST II



                                      By: /s/  Duen-Li Kao
                                          --------------------------------------
                                          Duen-Li Kao, Senior Managing Director,
                                          Global Public Markets





                                      GENERAL MOTORS TRUST COMPANY



                                      By: /s/  Duen-Li Kao
                                          --------------------------------------
                                          Duen-Li Kao, Senior Managing Director,
                                          Global Public Markets